Exhibit 3.1.77

ARTICLES OF INCORPORATION

OF

OS ASSET, INC.

The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

ARTICLE I. NAME

The name of the corporation shall be:

OS ASSET, Inc.

The address of the principal office of this corporation shall be 550 North Reo Street, Suite 200, Tampa, Florida 33609, and the mailing address of the corporation shall be the same.

ARTICLE II. NATURE OF BUSINESS

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

ARTICLE III. CAPITAL STOCK

The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000 shares of common stock having $0.01 par value per share.

ARTICLE IV. REGISTERED AGENT

The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Service Company.

ARTICLE V. TERM OF EXISTENCE

This corporation is to exist perpetually.

ARTICLE VI. OFFICERS AND DIRECTORS

This corporation shall have one officer and one director, initially. The name and street address of the initial officer and director who shall hold office for the first year of the corporation, or until his successor is elected or appointed is:

Kelly Braun	550 North Reo Street, Suite 200
Dir./Pres.	Tampa, Florida 33609

ARTICLE VII. INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is:

Corporation Service Company

1201 Hays Street

Tallahassee, Florida 32301

IN WITNESS WHEREOF, the undersigned agent of Corporation Service Company, has hereunto set their hand and seal of Corporation Service Company, on September 23, 1999.

CORPORATION SERVICE COMPANY

By:	/s/ Laura R. Dunlap
Its Agent, Laura R. Dunlap

ACCEPTANCE OF REGISTERED AGENT DESIGNATED

IN ARTICLES OF INCORPORATION

Corporation Service Company, a Florida corporation to transact business in this State, having a business office identical with the registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

CORPORATION SERVICE COMPANY

By:	/s/ Laura R. Dunlap
Its Agent, Laura R. Dunlap

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